UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
September 14, 2009

SCOLR Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31982	91-1689591
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

19204 North Creek Parkway, Suite 100
Bothell, WA 98011
(Address of principal executive offices)

(425) 368-1050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Agreement.

On September 14, 2009, the Company entered into its standard Director Indemnification Agreement with Dr. Bruce Morra. Dr. Morra had previously entered an Officer Indemnification Agreement with the Company, which was superseded and replaced by the new agreement in conjunction with the termination of Dr. Morra’s employment. A description of the Company’s standard form of Director Indemnification Agreement is included in Item 1.01 of the Company’s current report on Form 8-K filed on May 29, 2009, and a copy of such agreement is filed as Exhibit 10.1 thereto.

Item 1.02 Termination of a Material Definitive Agreement

The Officer Indemnification Agreement dated May 26, 2009 between the Company and Dr. Morra was superseded and replaced by the Director Indemnification Agreement described in Item 1.01 above in connection with the termination of Dr. Morra’s employment as an officer of the Company on August 28, 2009.

Item 3.01 Notice of Delisting or Failure to Satisfy A Continued Listing Rule or Standard; Transfer of Listing.

On September 15, 2009, the Company received notice that the NYSE Amex LLC (the “Exchange”) had accepted the Company’s plan of compliance with respect to its previously disclosed failure to comply with the Exchange’s continued listing standard set forth in Section 1003(a)(iii) of the NYSE Amex Company Guide (the “Company Guide”).  Such deficiency relates to the Company’s failure to maintain stockholder’s equity of at least $6,000,000 and losses from continuing operations and net losses incurred during the five most recent fiscal years.  In accordance with applicable Exchange requirements, the Company submitted a plan of compliance to the Exchange on July 28, 2009 (with intervening supplements) setting forth the actions it has taken or would take to bring the Company into compliance with the standard set forth in Section1003(a)(iii) of the Company Guide (the “Compliance Plan”).

Also on September 15, 2009, the Company received a separate notice from the Exchange stating that the Company does not meet the continued listing standard set forth in Section 1003(a)(iv) of the Company Guide because, based on the Exchange’s a review of the Company’s Form 10-Q for the period ending June 30, 2009, the Company has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether the Company will be able to continue operations and/or meet its obligations as they mature.

The Company may submit a further supplement to the Compliance Plan, no later than October 15, 2009, to address how it intends to regain compliance with Section 1003(a)(iv) of the Company Guide by March 15, 2010.  The Exchange will evaluate the Compliance Plan, including any such supplements, and determine whether the Company has made a reasonable demonstration of its ability to regain compliance with the listing standard set forth in Section 1003(a)(iv) by March 15, 2010.  There can be no assurance that the Compliance Plan, together with any supplements, will be accepted by the Exchange.  If the Compliance Plan, as updated to address the additional deficiency is not accepted by the Exchange, or if the Compliance Plan is accepted but the Company is not in compliance with the continued listing standards within the appropriate time period, or if the Company does not make progress consistent with the Compliance Plan during the plan period, then the Exchange may initiate delisting proceedings.

The Company’s stock trading symbol will remain DDD on NYSE Amex; but will continue to include an indicator (.BC) as an extension to signify noncompliance with the continued listing standards. The .BC indicator will remain as an extension on the trading symbol until the Company has regained compliance with all applicable continued listing standards.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	SCOLR Pharma, Inc. press release, dated September 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOLR PHARMA, INC.
Dated: September 18, 2009	By:	/s/ Alan M. Mitchel
Alan M. Mitchel Senior Vice President – Business and Legal Affairs and Chief Legal Officer